                                                                 Exhibit 4.01(h)

                                    WAIVER
                                    ------

          WAIVER (this "Waiver"), dated as of December 23, 1999, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A.
FLORAL PRODUCTS GERMANY GMBH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of the Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity, the "Syndication Agent"), BANKBOSTON, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                                  WITNESSETH:
                                  ----------


          WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of October 16, 1997 and amended and restated as of October 2, 1998 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, subject to the terms and conditions of this Waiver, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:

          1. The Banks hereby waive any Default or Event of Default which may have arisen or may arise solely as a result of the Borrowers failing to comply with any of Sections 7.11(c), (d), (g), (i) or 8.09 of the Credit Agreement during the period from October 1, 1999 through March 31, 2000, provided, however
                                                               --------  -------
(i) that the Borrowers shall be required to be in such compliance with each such Section referred to above on and after April 1, 2000 and (ii) if the Borrowers have not complied with the aforementioned requirements by April 1, 2000, an Event of Default under the Credit Agreement shall be deemed to have occurred on such date.

          2. Notwithstanding anything to the contrary contained in the Credit Agreement or in paragraph numbered 2 of that certain Waiver, dated as of November 9, 1999, among the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administration Agent, until such time as the Required Banks otherwise agree in writing, prior to January 15, 2000 the US Borrower shall not be permitted to incur and have outstanding Dollar Revolving Loans or Swingline Loans, or issue any US Letters of Credit on or after the date hereof in an aggregate amount in excess of $164,000,000 (the sum of the principal amount and/or Stated Amount of such Dollar Revolving Loans, Swingline Loans and US Letters of Credit is hereinafter referred to as "Dollar Outstandings"). From and after January 15, 2000, the US Borrower shall not be permitted to incur and have outstanding Dollar Outstandings in an aggregate amount in excess of $164,000,000 unless the US Borrower has theretofore delivered to the Administrative Agent a written report from Policano & Manzo demonstrating to the Administrative Agent's satisfaction that the US Borrower requires additional liquidity in a minimum amount acceptable to the Administrative Agent, in which case the US Borrower shall be permitted to have Dollar Outstandings in an aggregate amount up to, but (until such time as the Required Banks otherwise agree in writing) no more than, $174,000,000.

          3. This Waiver shall become effective on the date (the "Waiver Effective Date") when the Borrowers and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

          4. In order to induce the Banks to enter into this Waiver, each Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Waiver Effective Date, after giving effect to this Waiver, and (ii) there exists no Default or Event of Default on the Waiver Effective Date, after giving effect to this Waiver.

          5. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          6. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the US Borrower and the Administrative Agent.

          7. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          8. From and after the Waiver Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                     * * *

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Waiver as of the date first above written.

                                       U.S.A.  FLORAL PRODUCTS, INC.


                                       By /s/ Robert J. Poirier
                                         --------------------------------------
                                         Title:


                                       U.S.A FLORAL PRODUCTS GERMANY GMBH
                                         & CO. KG


                                       By /s/ Robert J. Poirier
                                         --------------------------------------
                                         Title:


                                       FLORIMEX WORLDWIDE B. V.


                                       By /s/ Robert J. Poirier
                                         --------------------------------------
                                         Title:


                                       BANKERS TRUST COMPANY,
                                         Individually and as Arranger and
                                         Administrative Agent


                                       By
                                         --------------------------------------
                                         Title: Director


                                       BAYERISCHE HYPO-UND VEREINSBANK AG,
                                         Individually and as Syndication Agent


                                       By Erich Ebner V. Eschenbach
                                         --------------------------------------
                                         Title: Erich Ebner V. Eschenbach
                                                Managing Director

                                       By Sylvia Cheng
                                         --------------------------------------
                                         Title: Sylvia Cheng
                                                Director

                                       BANKBOSTON, N.A., Individually and as
                                         Documentation Agent


                                       By /s/ Pamela A. Kuong
                                         --------------------------------------
                                         Title:  Vice President

                                       NATIONAL BANK OF CANADA


                                       By /s/
                                         --------------------------------------
                                         Title: VP/MANAGER


                                       By /s/
                                         --------------------------------------
                                         Title: VP

                                       FLEET BANK, N.A.


                                       By /s/ Thomas J. Levy
                                         --------------------------------------
                                         Title: Vice President

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By /s/ J. William Bloore
                                         --------------------------------------
                                         Title:    J. William Bloore
                                                   Vice President

                                       SCHMIDT BANK


                                       By /s/ Gunter Jungnickl
                                         --------------------------------------
                                         Title:  Gunter Jungnickl
                                                 Vice President